Exhibit 6.2

                            SHARE EXCHANGE AGREEMENT


THIS AGREEMENT made effective August 25, 1998 (the "Effective Date").

AMONG:
        iQ POWER  TECHNOLOGY  INC.,  of Suite 708,  1111 West Hastings
        Street,   Vancouver,   British  Columbia,   Canada,  V6E  2J3,
        Telecopier (604) 689-4626

        (hereinafter called "iQ Canada")

AND:

        iQ BATTERY  RESEARCH AND  DEVELOPMENT  GmbH, of Erlenhof Park,
        Inselkammer   Strasse  4,   D-82008   Unterhaching,   Germany,
        Telecopier 4989-614483-40

        (hereinafter called "iQ Germany")

AND:

        THE SHAREHOLDERS OF iQ BATTERY RESEARCH AND DEVELOPMENT GmbH, whose names and addresses for service are set out in the Schedule of Shareholders to this Agreement

        (hereinafter collectively called the "Shareholders" and individually referred to as a "Shareholder")

WHEREAS:

A. The Shareholders named herein are the registered and beneficial owners of all of the issued and outstanding Ordinary Shares of iQ Germany (the "iQ Germany Shares");

B.   iQ  Canada  has  agreed  to  purchase  the  iQ  Germany   Shares  from  the
     Shareholders; and

C. iQ Germany has been joined as a party to this Agreement to ensure delivery of the iQ Germany Shares to iQ Canada;

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the premises, the mutual covenants and agreements to be kept and performed by each of the parties hereto, the parties hereto hereby agree as follows:

1.0   INTERPRETATION
--------------------

1.1   Interpretation

In and for the purposes of this Agreement, unless there is something in the subject matter or context inconsistent therewith or unless otherwise specifically provided, the interpretation provisions set forth in the Schedule of Interpretation shall apply and each of the words, phrases and expressions described in the Schedule of Interpretation attached hereto shall have the meanings ascribed thereto.

1.2   Schedules

The following are the Schedules attached to and incorporated in this Agreement by this reference and deemed to form a part hereof:

Schedule of Shareholders
Schedule of Interpretation
Schedule of iQ Canada Financial Statements
Schedule of iQ Germany Financial Statements
Schedule of iQ Germany Assets (including Intellectual Property)
Schedule of iQ Germany Material Contracts
Schedule  of  iQ  Germany   Employees   of  Business   Schedule  of  iQ  Germany
Representations Schedule of iQ Canada Representations Schedule of Pooling Agreement Schedule of Employment Agreements Schedule of Confidentiality Agreements Schedule of Consulting Agreements Schedule of Insider Agreements Schedule of Financing Arrangements Schedule of Atypical Share Exchange Agreement Schedule of Atypical Shareholder Consents
Schedule  of Legal  Opinion of Counsel  for iQ Germany -  Intellectual  Property
Schedule of Legal Opinion of Counsel for iQ Germany - iQ Germany Schedule of Legal Opinion of Counsel for iQ Canada

2.0   SALE OF IQ GERMANY SHARES
-------------------------------

2.1   Share Exchange Between the Shareholders and iQ Canada

On the terms and subject to the conditions of this Agreement, on execution and delivery of this Agreement the Shareholders shall sell and transfer their iQ Germany Shares to iQ Canada for, in the aggregate, 10,000,000 iQ Canada Shares to be issued by iQ Canada to the Shareholders on execution and delivery of this Agreement at a deemed price of US$0.25 per share in the numbers set out opposite their respective names in the Schedule of Shareholders attached hereto. This

Agreement, once executed by all parties, shall act without more as evidence of the transfer of the iQ Germany Shares to iQ Canada.

2.2   Share Exchange Between the Atypical Shareholders and iQ Canada

iQ Canada agrees to reserve an aggregate of 2,800,000 common shares of iQ Canada for issuance to the holders of Atypical Shares of iQ Germany pursuant to the terms of the Atypical Share Exchange Agreement the form of which is set forth in the Schedule of Atypical Share Exchange Agreement hereto.

2.3   Form of Payments

All payments required to be made under or pursuant to this Agreement shall be made by telegraphic transfer to, or certified cheque or bank cashier's cheque or solicitor's trust cheque drawn on, a Canadian or US chartered bank or trust company, payable in lawful money of the United States of America at par in immediately available funds in Vancouver, Canada.

2.4   Stock Not Registered in Canada or USA

Each of the Shareholders represent and warrant to iQ Canada that:

a. the Shareholders are acquiring the iQ Canada Shares for their own account for investment purposes only and not with a view to the distribution or public offering thereof, in the United States of America or Canada, nor with any present intention of reselling or distributing the same in the United States of America except pursuant to registration under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or pursuant to an exemption from such registration requirements;

b. the Shareholders are not "U.S. Persons", as such term is defined by Regulation S under the U.S. Securities Act; were not offered by the iQ Canada Shares while in the United States; and were not in the United States at the time of execution and delivery of this Agreement.

c. the Shareholders have such knowledge and experience in business and financial matters generally as to be capable of evaluating the merits and risks of their investment in iQ Canada contemplated to be made by each of them hereunder;

d. the Shareholders have sufficient financial strength to hold the iQ Canada Shares as an investment and to bear the economic risks of such an investment (including possible total loss of investment) for an indefinite period of time, and that the Shareholders have been provided full and free access to the corporate books, financial statements, records, contracts, documents and other information concerning iQ Canada, and to their offices and facilities and have been afforded the opportunity to ask such questions and obtain such other relevant information as each deem necessary or desirable and to be given all such information as had been requested in order to evaluate the merits and risks of the prospective investment contemplated hereunder; and

e. the iQ Canada Shares will be issued pursuant to exemptions contained in the Securities Act (British Columbia) (the "B.C. Securities Act"), and that the iQ Canada Shares may only be sold in a jurisdiction in accordance with the restrictions on resale prescribed under the laws of the jurisdiction in which such shares are sold, all of which may vary depending on the jurisdiction.

3.0   CLOSING
-------------

3.1   Closing Date, Time and Place

Subject to  subsection  3.2,  the Closing of the  transactions  contemplated  by
Section 2.0 hereof shall take place at the offices of the solicitors for iQ Germany on execution, notarization and delivery of this Agreement.

3.2   Deliveries by the Shareholders

At the Closing, the Shareholders and iQ Germany shall deliver to iQ Canada:

a. a legal opinion of counsel for iQ Germany in a form attached in the Schedule of Legal Opinion of Counsel for iQ Germany - iQ Germany;

b. a legal opinion of counsel for iQ Germany in a form attached in the Schedule of Legal Opinion of Counsel for iQ Germany - Intellectual Property hereto;

c.   written  consent  to  this  Share  Exchange   Agreement  from  Messrs.  von
     Waldthausen and von Craushaar in the form attached in the Schedule of Atypical Shareholder Consents hereto;

d. a Pooling Agreement duly executed by each of the Shareholders in respect of all of the shares of iQ Canada issuable hereunder [other than the 1,500,000 iQ Canada Shares indicated as being exempt from pooling in the Schedule of Shareholders attached hereto] in the form attached as the Schedule of Pooling Agreement hereto;

e. duly executed Employment Agreements in the form attached in the Schedule of Employment Agreements hereto from each of Dr. Gunther Bauer, Peter Braun and Gerhard Trenz;

f. duly executed Confidentiality Agreement in the form attached in the Schedule of Confidentiality Agreements hereto from Horst Dieter Braun, Karin Wittkewitz and Rainer Welke;

g. such other documents and instruments as counsel for iQ Canada may reasonably require to effectuate or evidence the transactions contemplated hereby.

3.3   Deliveries by iQ Canada

At the Closing, iQ Canada shall deliver to the Shareholders the following:

a. satisfactory proof that the iQ Canada Shares have been duly issued and registered in the name of the Shareholders in the amounts provided in the Schedule of Shareholders and confirmation that the certificates therefor [other than the 1,500,000 shares indicated as being exempt from pooling in the Schedule of Shareholders attached hereto] have been pooled under the Pooling Agreement, the form of which is attached in the Schedule of Pooling Agreement hereto;

b. legal opinion of counsel for iQ Canada in a form attached in the Schedule of Legal Opinion of Counsel for iQ Canada.

c. satisfactory evidence that Mr. Peter Braun, Dr. Gunther Bauer, and Mr. Russell French have been appointed directors of iQ Canada and that any additional directors have been consented to by the majority of those 3 directors;

d. a Pooling Agreement duly executed by all Shareholders of iQ Canada who acquired their shares prior to 1998 in the form attached as the Schedule of Pooling Agreement hereto;


e. a duly executed Consulting Agreement between iQ Canada and Mayon Management Corp. in the form attached in the Schedule of Consulting Agreements hereto which shall be nontransferable and shall contain usual and customary non-competition and confidentiality agreements;

f. satisfactory proof that iQ Canada has established a reserve of not less than 2,800,000 common shares to be issued to the holders of the Atypical Shares who have agreed to the cancellation of their agreements and Atypical Shares; and

g. such other documents and instruments as counsel for iQ Germany may reasonably require to effectuate or evidence the transactions contemplated hereby.

4.0   REPRESENTATIONS AND WARRANTIES OF iQ GERMANY AND THE ORDINARY
      -------------------------------------------------------------
      SHAREHOLDERS
      ------------

4.1   Representations and Warranties

To induce iQ Canada to enter into and complete the transaction contemplated by this Agreement, iQ Germany and the Shareholders, to the best of the Shareholders' knowledge, jointly and severally represent and warrant to iQ Canada that the representations and warranties contained in the Schedule of iQ Germany Representations hereto are true and correct as at the date hereof and will be true and correct on the Closing Date as if such representations and warranties were made on the Closing Date (except insofar as such representations and warranties are stated to be given as of a particular date or for a particular period and relate solely to such date or period).

4.2   Representations and Warranties in Closing Documents

All statements contained in any certificate or other instruments delivered by or on behalf of the Shareholders and iQ Germany pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Shareholders and iQ Germany hereunder.

4.3   Reliance

The Shareholders and iQ Germany acknowledge and agree that iQ Canada has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of iQ Canada and that no information which is now known or should be known or which may hereafter become known to iQ Canada or its officers, directors or professional advisers shall limit or extinguish the right to indemnity hereunder.

5.0   REPRESENTATIONS AND WARRANTIES OF iQ CANADA
-------------------------------------------------

5.1   Representations and Warranties

To induce the Shareholders and iQ Germany to enter into and complete the transactions contemplated by this Agreement, iQ Canada hereby represents and warrants to the Shareholders and iQ Germany that the representations and warranties contained in the Schedule of iQ Canada Representations hereto are true and correct as at the date hereof and will be true and correct on the Closing Date as if such representations and warranties were made on the Closing Date (except insofar as such representations and warranties are stated to be given as of a particular date or for a particular period and relate solely to such date or period).

5.2   Representations and Warranties in Closing Documents

All statements contained in any certificate or other instruments delivered by or on behalf of iQ Canada pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by iQ Canada hereunder.

5.3   Reliance

iQ Canada acknowledges and agrees that the Shareholders and iQ Germany have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Shareholders and iQ Germany and that no information which is now known or should be known or which may hereafter become known to the Shareholders and iQ Germany or its officers, directors or professional advisers shall limit or extinguish the right to indemnity hereunder.

6.0   COVENANTS
---------------

6.1 The Shareholders, iQ Germany and iQ Canada covenant and agree that each of such parties will take all such actions deemed necessary or desirable to cause the cancellation of or repurchase of all outstanding Atypical Share agreements.

6.2 The Shareholders, iQ Germany and iQ Canada covenant and agree that each of such parties will take all such actions deemed necessary or desirable to obtain the financing for iQ Canada contemplated in the Letter Agreement dated August 14, 1998, attached hereto in the Schedule of Financing Arrangements.

7.0   INDEMNIFICATION
---------------------

7.1   Survival of Representations, Warranties and Indemnification

All representations, warranties, covenants and agreements herein contained on the part of each of the Shareholders, iQ Germany and iQ Canada shall survive the Closing provided that such representations and warranties except with respect to tax matters (which shall continue until the expiry of the applicable statute of limitations, and claims based on fraud which shall not expire) shall only survive until the day that is two years from the Closing Date after which time, if no claims shall have been made hereunder against the party hereto with respect to any incorrectness in or breach of any representation or warranty made herein by such party, such party shall have no further liability hereunder with respect to such representation and warranty.

7.2   Indemnification by iQ Germany and the Shareholders

iQ Germany and the Shareholders agree, subject to subsection 7.4, to indemnify and hold harmless iQ Canada and any person claiming by or through its respective successors and assigns from, against, and in respect of, any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including, without limitation, court costs, reasonable fees and disbursements of counsel) incurred by iQ Canada in respect of the breach of any representation or warranty made by iQ Germany and the Shareholders herein.

7.3   Indemnification by iQ Canada

iQ Canada agrees to indemnify and hold harmless the Shareholders and iQ Germany from and against any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including, without limitation, court costs, reasonable fees and disbursements of counsel) incurred by the Shareholders or iQ Germany in respect of the breach of any representation or warranty made by iQ Canada herein.

7.4   Limitation on Amount of Indemnification

No breach of any representation or warranty shall give rise to a claim by either the Shareholders and iQ Germany on one hand, or iQ Canada on the other, against the other unless the amount determined to be owing by either of them to the other as a result thereof would exceed US$5,000 for any single breach or if the amount at issue when added to the sum of all prior amounts in respect of which a claim would otherwise be made, total in excess of US$10,000 in which case all of the amounts then at issue shall be recoverable.

8.0   SHAREHOLDER PUT OPTION
----------------------------

The Shareholders and iQ Canada agree that the Shareholders shall collectively have the right to require iQ Canada to repurchase all, but not less than all, of the iQ Canada Shares received by the Shareholders at the Closing (the "Put Option") upon repayment by such Shareholders to iQ Canada the full amount of all funds that iQ Canada shall have advanced or loaned to, or invested in, iQ Germany. The purchase price for the iQ Canada Shares repurchased by iQ Canada shall be all of the issued and outstanding ordinary shares of iQ Germany. The Put Option shall be exercisable by the Shareholders on the four month anniversary of the date of filing by iQ Canada of an offering statement on Form 1-A with the United States Securities and Exchange Commission, provided that prior to such four month anniversary iQ Canada shall have failed to complete a financing substantially on the terms set forth in the Schedule of Financing Arrangements attached hereto with gross proceeds of not less than US$3,000,000. In the event that the Put Option is exercised, the Closing of the Put Option shall occur within two months of the date of receipt of written notice by each of the Shareholders of their election to exercise the Put Option.

The Shareholders and iQ Canada agree that the Put Option shall terminate and shall not be exercisable as of such date that iQ Canada shall complete an equity financing with gross proceeds of not less than US$3,000,000.

9.0   GENERAL
-------------

9.1   Expenses, Etc.

Except as otherwise provided for herein, whether or not the transactions contemplated by this Agreement are consummated, each party hereto shall pay his or its own expenses and the fees and expenses of their respective counsel, accountants and other experts.

9.2   Waiver

No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant or agreement contained herein, and the waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

9.3   Binding Effect, Benefits

This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

9.4   Notices

All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telex or other telecommunication facility or on receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made at the address or number for that party given or referenced on first page of this Agreement or to such other address as any party may designate by giving notice to the other parties hereto.

9.5   Further Assurances

Each party shall, from time to time at or after the Closing, at the request of another party, and without further consideration, execute and deliver such other instruments and take such other actions as may be required to confer to the benefits contemplated by this Agreement.

9.6   Entire Agreement, Amendment

This Agreement, including all Schedules attached hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and may not be amended, modified or terminated unless in a written instrument executed by the party or parties sought to be bound.

9.7   Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument and a facsimile copy of this Agreement executed by a party hereto in counterpart or otherwise will be deemed to be a valid and binding Agreement and accepted as an original of the Agreement until such time as each of the parties has an originally executed Agreement in its possession.

9.8   Third Parties

Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies on any person other than the parties to this Agreement, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party, nor shall any provision give any person other than the parties any right of subrogation or action against any party to this Agreement.

9.9   Time of Essence

Time is of the essence of this Agreement.

9.10  Independent Counsel

Each of the parties acknowledges having obtained independent legal advice from its own solicitor with respect to this Agreement prior to its execution and further acknowledges that it understands the terms, and its rights and obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement effective as of the day and year first above written.


SIGNED, SEALED AND DELIVERED by         )         iQ BATTERY RESEARCH AND
iQ BATTERY RESEARCH AND                 )         DEVELOPMENT GmbH
DEVELOPMENT GmbH in the presence of:    )
_____________________________________   )
                                        )
                                        )
_____________________________________   )   Per:  _____________________________
Witness                                 )         Signature
_____________________________________   )
Address                                 )
______________________________________  )
Postal Code                             )

SIGNED, SEALED AND DELIVERED by         )         iQ POWER TECHNOLOGY, INC.
iQ POWER TECHNOLOGY INC.                )
 in the presence of:                     )
_____________________________________   )
                                        )
                                        )
_____________________________________   )   Per:  _____________________________
Witness                                 )         Signature
_____________________________________   )
Address                                 )
______________________________________  )
Postal Code                             )



SIGNED, SEALED AND DELIVERED by         )
DR. GUNTHER BAUER                       )
in the presence of:                     )
_____________________________________   )         _____________________________
                                        )         DR. GUNTHER BAUER
                                        )
_____________________________________   )
Witness                                 )
_____________________________________   )
Address                                 )
______________________________________  )
Postal Code                             )



SIGNED, SEALED AND DELIVERED by         )
PETER BRAUN in the presence of:         )
_____________________________________   )         _____________________________
                                        )         PETER BRAUN
                                        )
_____________________________________   )
Witness                                 )
_____________________________________   )
Address                                 )
______________________________________  )
Postal Code                             )



SIGNED, SEALED AND DELIVERED by         )
HORST DIETER BRAUN in the presence of:  )
_____________________________________   )         _____________________________
                                        )         HORST DIETER BRAUN
                                        )
_____________________________________   )
Witness                                 )
_____________________________________   )
Address                                 )
______________________________________  )
Postal Code                             )

SIGNED, SEALED AND DELIVERED by         )
KARIN WITTKEWITZ in the presence of:    )
_____________________________________   )         _____________________________
                                        )         KARIN WITTKEWITZ
                                        )
_____________________________________   )
Witness                                 )
_____________________________________   )
Address                                 )
______________________________________  )
Postal Code                             )



SIGNED, SEALED AND DELIVERED by         )
RAINER WELKE in the presence of:        )
_____________________________________   )         _____________________________
                                        )         RAINER WELKE
                                        )
_____________________________________   )
Witness                                 )
_____________________________________   )
Address                                 )
______________________________________  )
Postal Code                             )

SCHEDULE OF INTERPRETATION

PART 1.00  INTERPRETATIONS
--------------------------

1.1   Definitions

In and for the purposes of this Agreement, unless there is something in the subject matter or context inconsistent therewith or unless otherwise specifically provided, each of the words, phrases and expressions described in
Part 2.00 of this Schedule shall have the meanings ascribed thereto. 1.2 Words Defined in Canada Business Corporations Act

Unless there is something in the subject matter or context inconsistent therewith, any words, phrases or expressions defined in the Canada Business Corporations Act and used herein shall have the meanings ascribed therein.

1.3   Governing Law and Forum

This Agreement and all matters arising hereunder will be governed by and construed in accordance with the laws of the Province of British Columbia, and the laws of Canada applicable therein, and all disputes and claims, whether for specific performance, injunction, declaration or otherwise howsoever both at law and in equity, arising out of or in any way connected with this Agreement will be referred to the courts of the Province of British Columbia exclusively, and to the Supreme Court of Canada if need be, and, by execution and delivery of this Agreement, each party hereby irrevocably submits and attorns to such jurisdiction.

1.4   Severability

If any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

1.5   Included Words

The singular of any term includes the plural, and vice versa, the use of any term is generally applicable to any gender and, where applicable, to a corporation, the word "or" is not exclusive and the word "including" is not limiting whether or not non-limiting language (such as "without limitation", or "but not limited to" or words of similar import) is used with reference thereto.

1.6   Headings

The headings to the sections and subsections of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

1.7   Cross-Reference

Unless otherwise stated, all references in this Agreement to a designated "section", "subsection" or other subdivision or to a schedule is to the designated section, subsection or other subdivision of, or schedule to, this Agreement.

1.8   Referenced to Whole Agreement

Unless otherwise stated, the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or other subdivision or schedule.

1.9   Statutes

Unless otherwise stated, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which supplement or supersede such statute or such regulations.

1.10  References to Successors Included

Any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity.

1.11  No Contra Proferentum

The language in all parts of this Agreement shall in all cases be construed as a whole and neither strictly for nor strictly against any of the parties.

1.12  No Merger

The representations, warranties, covenant and agreements contained in this Agreement shall not merge in the Closing and shall continue in full force and effect from and after the Closing Date.

1.13  Joint and Several

Each and every covenant, representation or warranty of a party hereto contained herein shall be a joint and several covenant, representation or warranty of each entity composing that party.

1.14  Accounting Terminology

All accounting terms not expressly defined in this Agreement shall have the respective meanings usually ascribed to them in accordance with generally accepted accounting principles in Canada, applied on a basis consistent with prior years.

1.15  Currency

Unless otherwise specifically stated, all references to money in this Agreement are or shall be to money in lawful money of the United States of America. If it is necessary to convert money from another currency to lawful money of United States of America, such money shall be converted as at the Effective Date.

Part 2.00  DEFINITIONS

a.   "Act" means the German Securities Act.

b. "Audited iQ Canada Financial Statements" means the audited financial statements of iQ Canada as at and for the years ended December 31, 1996 and 1997, copies of which are contained in the Schedule of iQ Canada Financial Statements attached hereto.

c.   "Audited Statements Date" means December 31, 1997.

d.   "B.C. Securities Act" means the Securities Act, S.B.C. 1997, c. 418.

e.   "Business" means the business carried on by iQ Germany.

f.   "By-Laws" means the By-Laws of iQ Canada, as amended.

g. "Closing" means the closing of the transactions contemplated by section 2 hereof.

h. "Closing Date" means ________________, 1998, or such other time or place as the parties shall mutually agree in writing.

i.   "iQ  Canada  Financial   Statements"  means  Audited  iQ  Canada  Financial
     Statements and the Interim iQ Canada Financial Statements.

j. "Interim iQ Canada Financial Statements" means the unaudited consolidated financial statements of iQ Canada as at and for the 3 month period ended March 31, 1998, copies of which are contained in the Schedule of iQ Canada Financial Statements attached hereto.

k. "Interim Period" means the period from and including the date of this Agreement to and including the Closing Date.

l.   "iQ Canada" means iQ Power Technology Inc.

m.   "iQ Canada Shares" means fully paid and non-assessable shares of iQ Canada.

n.   "iQ Germany" means iQ Battery Research and Development GmbH.

o.   "iQ Germany Shareholders" means the shareholders of iQ Germany.

p. "iQ Share Exchange" means the exchange of iQ Germany Shares and iQ Canada Shares between the iQ Germany Shareholders and iQ Canada respectively pursuant to the Share Exchange Agreement.

q. "iQ Share Exchange Closing" means the date of closing of the Share Exchange Agreement.

r. "Partners" means those individuals who have entered into atypical silent partnership agreements with iQ Germany and whose names and addresses for service are set out in the Schedule of Atypical Silent Partners hereto.

s. "Partnership Agreements" means the atypical silent partnership agreements entered into between the Partners and iQ Germany.

t. "Second Closing" means the closing of a financing by iQ Canada to raise not less than US$3,000,000 occurring on or before December 31, 1998.

u. "Share Exchange Agreement" means an agreement dated August ____, 1998, among iQ Canada, iQ Germany and the iQ Germany Shareholders.

v.   "Shareholders"  means the  shareholders  of  ordinary  common  shares of iQ
     Germany.

SCHEDULE OF MATERIAL CONTRACTS

--------------------------------------------------------------------------------
Type of Agreement             Contracting With              Date
--------------------------------------------------------------------------------

Share Exchange Agreement      iQ Germany and the        August ____, 1998
                              Shareholders
--------------------------------------------------------------------------------

SCHEDULE OF PARTNERS' REPRESENTATIONS

The Partners hereby jointly and severally represent and warrant that:

1.1       Authorizations and Enforceability

1.1.1 the Partners have all requisite power, authority and capacity to enter into, deliver and perform this Agreement and to consummate the transactions contemplated hereby without first obtaining the consent of any other person or body corporate;

1.1.2 the Partners have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery or performance of, this Agreement and the cancellation of their Partnership Agreements at Closing;

1.1.3 this Agreement is a legal, valid and binding obligation of the Shareholders enforceable against each of them in accordance with its terms subject to:

          a. bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally; and

          b. the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court;

1.3   Restrictions, Burdensome Agreements

     the Partners are not party to any agreement, debt instrument, commitment or agreement and the Partners nor any of their respective properties and assets are subject to or bound or affected by any charter, by-law or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character which would prevent the Partners from entering into this Agreement or from consummating the transactions contemplated hereby;

1.4   Government and Other Consents

     no consent, authorization or approval of or exemption by or filing with any governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by the Shareholders of this Agreement or any of the instruments or agreements herein referred to or the taking of any action herein contemplated;

1.5   Schedule Information

     all information set out in the Schedules to this Agreement is accurate and correct in every material respect;

SCHEDULE OF iQ CANADA REPRESENTATIONS

iQ Canada hereby represents and warrants that:
1.1      Authorized Capitalization, Outstanding Shares and Title

1.1.1    immediately prior to Closing:

          a. the authorized capital of iQ Canada shall consist of an unlimited number of common shares without par value, of which not more than 15,000,000 shall have been issued and allotted as fully paid and non-assessable shares; and

          b. the issued common shares of iQ Canada represent 100% of the outstanding voting shares of iQ Canada;

1.2      Organization, Good Standing, Power, etc.

1.2.1 iQ Canada is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is extra-provincially registered to do business in the province of British Columbia, and is not required at the date hereof to be authorized or licensed to do business as an extra-territorial or foreign corporation in any other jurisdiction by reason of the nature of the business conducted by it and has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted;

1.3      Agreements Relating to Stock, Options, Warrants, Restrictions on
         Shares, Etc.

         iQ Canada is not party to any written or oral agreement, understanding, arrangement or commitment or bound by any certificate of incorporation, by-law or instrument (including options, warrants or convertible securities) which creates any rights in a person with respect to shares of the capital stock or any other securities of iQ Canada or which relates to the voting of, restricts the transfer of, requires iQ Canada to issue or sell, or create rights in any person with respect to the capital stock or other securities of iQ Canada (or warrants or rights with respect thereto) other than as may be issued pursuant to the Share Exchange Agreement, and there exists no option or other right to purchase, or right to convert any securities or obligations into any shares of the capital stock or other securities of iQ Canada other than as may be reserved or granted under the 1998 Stock Option Plan of iQ Canada (to a maximum of 3,000,000 shares) or the 1998 Incentive Plan of iQ Canada (to a maximum of 4,000,000 shares), none of which shall be granted prior to Closing;

1.4      Authorizations and Enforceability

1.4.1 iQ Canada has all requisite power, authority and capacity to enter into, deliver and perform this Agreement and to consummate the transactions contemplated hereby without first obtaining the consent of any other person or body corporate;

1.4.2 each of iQ Canada, and its Board of Directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery or performance of, this Agreement and the issue of the iQ Canada Shares by iQ Canada to the Partners;

1.4.3 this Agreement is a legal, valid and binding obligation of iQ Canada enforceable against it in accordance with its terms subject to:

          a. bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally; and

          b. the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court;

1.5      Effect of Agreement, Etc.

         the execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by iQ Canada, and the completion of the transactions contemplated hereby, will not constitute or result in a violation of breach of or default under, or cause the acceleration of any obligations of iQ Canada under:

          a. any term or provision of any of the Articles of Incorporation, By-Laws or other constating documents of iQ Canada; or

          b.   the  terms  of  any  agreement  (written  or  oral),   indenture,
               instrument or understanding or other obligation or restriction to which iQ Canada is party or by which it is bound.

1.6      Restrictions, Burdensome Agreements

         iQ Canada is not party to any agreement, debt instrument, commitment or agreement and neither iQ Canada nor any of its respective properties and assets are subject to or bound or affected by any charter, by-law or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character which would:

          a. prevent iQ Canada from entering into this Agreement or from consummating the transactions contemplated hereby; or

          b. adversely affect, or in the future adversely affect the Business, properties, prospects or the conditions, financial or otherwise, of iQ Canada or accelerate the due date for payment of any liabilities of iQ Canada;

1.7      Shareholders' Agreement

         there are no shareholders' agreements, pooling agreements, voting trust or other similar agreements with respect to the ownership or voting of any of the shares of iQ Canada other than the proposed Pooling Agreement to be entered into in connection with the Share Exchange Agreement;

1.8      Government and Other Consents

         no consent, authorization or approval of or exemption by or filing with any governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by iQ Canada of this Agreement or any of the instruments or agreements herein referred to or the taking of any action herein contemplated;

1.9     Permits, Licenses, Compliance with Applicable Laws and Court Orders

         iQ Canada has all requisite corporate power and authority, and all permits, licenses, orders and approvals of governmental and administrative authorities to own, lease and operate its properties and to carry on its business as presently conducted and its business as conducted does not violate or infringe any domestic or foreign law, statute, ordinance or regulation currently in effect, scheduled to come into effect or, to the knowledge of the iQ Canada, proposed to be adopted, the enforcement of which would adversely affect the financial condition, results of operations, properties or business of iQ Canada, and iQ Canada is not aware of any default in any respect under any executive, legislative, administrative or private (such as arbitration) ruling, order, writ, injunction or decree;

1.10    Financial Statements of iQ Canada and Absence of Undisclosed Liabilities

         the following statements concerning the financial information presented to iQ Canada by iQ Canada are true and accurate:

         a. the iQ Canada Financial Statements are true and correct in every material respect and present fairly the financial position of iQ Canada as of the dates of the respective statements, and the results of its operations for the periods then ended and are prepared in accordance with generally accepted accounting principles applied on a consistent basis with that of the previous year except as specifically noted therein;

          b. except to the extent reflected or reserved against or otherwise disclosed in the balance sheet which forms part of the iQ Canada Financial Statements and except for debts, liabilities or obligations incurred in the ordinary course of business, iQ Canada has no liabilities, debts or obligations of any nature, whether absolute, accrued, contingent or otherwise or whether due or to become due including, without limitation, liabilities for any taxes which would not have been provided for in the iQ Canada Financial Statements;

          c. all accounts receivable of iQ Canada as at the date of the most recent iQ Canada Financial Statements referred to in most recent iQ Canada Financial Statements as recorded in the books of iQ Canada are genuine and at that date were owing without set-off or counterclaim, and adequate provision has been made in the most recent iQ Canada Financial Statements for doubtful accounts receivable as at the date of the most recent iQ Canada Financial Statements;

          d.   since the Audited Statements Date;

               i. no payments of any kind have been made or authorized to be made by or on behalf of iQ Canada to any of its officers, directors or shareholders, or under any management agreements with iQ Canada, save and except in the ordinary course of business and at the regular rates of salary, management or consulting fees and regular staff bonuses payable to them;

               ii. iQ Canada has not made a distribution of retained earnings or made a payment out of iQ Canada's capital dividend account;

               iii. save and except for in  connection  with the Share  Exchange
                    Agreement, iQ Canada has not acquired or had the use of any property from a person with whom it was not dealing at arm's length;

               iv. iQ Canada has not disposed of anything to a person with whom iQ Canada was not dealing at arm's length for proceeds less than the fair market value thereof;

               v. iQ Canada has not made any capital expenditures in excess of US$5,000;

               vi. the business, affairs and assets of iQ Canada have only been dealt with in the ordinary course of business and iQ Canada has not incurred any liability to any person with whom iQ Canada does not deal at arm's length, except for any liability of iQ Canada to the Shareholders for unpaid salary (not exceeding US$10,000) and for monies actually loaned to iQ Canada (not exceeding US$20,000);

               vii. iQ Canada  has not  incurred  any  obligation  or  liability
                    (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of its business, none of which is materially adverse to iQ Canada;

               viii.iQ  Canada  has  not  paid  or  satisfied  any  obligational liability (fixed or contingent), except:

                    A. current liabilities included in the Audited iQ Canada Financial Statements;

                    B.   current   liabilities   incurred   since  the   Audited
                         Statements Date in the ordinary course of its business; and

                    C. scheduled payments pursuant to the obligations under loan agreements or other contract or commitments described in the Share Purchase Agreement or in the Schedules attached thereto;

               ix.  iQ Canada has not:

                    A. created any encumbrance upon any of its properties or assets, except as described in the Share Exchange Agreement or in the Schedules thereto;

                    B.   sold,  assigned,   transferred,   leased  or  otherwise
                         disposed of any of its properties or assets, except in the ordinary course of its business;

                    C. purchased, leased or otherwise acquired any properties or assets, except in the ordinary course of its business;

                    D. waived, canceled, surrendered or written off any rights, claims, accounts receivable or any amounts payable to iQ Canada, except in the ordinary course of its business;

                    E. entered into any transaction, contract, agreement, or commitment, except in the ordinary course of its business and except the Share Purchase Agreement and any agreements entered into in connection thereto;

                    F. terminated, discontinued, closed or disposed of any plant, facility or business operations;

                    G. made any material change with respect to any method of management, operation, or accounting in respect of its business;

                    H. suffered any damage, destruction or loss (whether or not covered by insurance) which has materially adversely affected or could materially adversely affect the business or the condition of iQ Canada;

                    I. increased any form of compensation or other benefits payable or to become payable to any of the employees of iQ Canada, except increases made in the ordinary course of its business which do not exceed 5%, in the aggregate, of the amount of the aggregate salary compensation payable to all of iQ Canada's employees prior to such increase;

                    J.   suffered  any   extraordinary   loss  relating  to  its
                         business;

                    K. made or incurred any material change in or become aware of any event or condition with is likely to result in the material change in, the business or condition of iQ Canada save and except for in connection with the Share Exchange Agreement; and

                    L. authorized, or agreed or otherwise become committed to do any of the foregoing;

1.11      Title to Properties, Absence of Liens and Encumbrances, Etc.

1.11.1 iQ Canada owns and has good and marketable title to its properties, assets and leases used in its business (including, without limitation, the assets reflected in the balance sheet contained in the iQ Canada Financial Statements), free and clear of all mortgages, security interests, claims, liens, charges, encumbrances, restrictions on use or transfer or other defects in title; no default or event of default exists and no event which, with notice or lapse of time or both, would constitute a default, has occurred and is continuing under the terms or provisions, express or implied, of any agreement to which any of the properties of iQ Canada is subject, nor has iQ Canada received notice of any claim of such default, nor has iQ Canada failed to comply in any respect with any provision or condition of any such agreement; and iQ Canada has not received a notice of violation of any applicable law, ordinance, regulation, order or requirement relating to its operations or its owned or leased properties;

1.11.2    all of the assets of iQ Canada are used in its business;

1.12      Accounts Receivable

          the accounts receivable of iQ Canada reflected in the most recent iQ Canada Financial Statements and all accounts receivable of iQ Canada arising since the date of the most recent iQ Canada Financial Statements arose from bona fide transactions in the ordinary course of its business and are valid, enforceable and fully collectable accounts (subject to a reasonable allowance, consistent with past practice, for doubtful accounts as reflected in the iQ Canada Financial Statements or as previously disclosed in writing to iQ Canada). Such accounts receivable are not subject to any set-off or counterclaim;

1.13      Deposit Accounts and Safe Deposit Boxes of iQ Canada

          iQ Canada currently maintains one bank account at The Canada Trust Company in British Columbia on which Russell French is the sole person authorized to draw thereon or to have access thereto;

1.14      No Insolvency Proceedings

          no proceedings are pending for, and iQ Canada is unaware of any basis for the institution of any proceedings which could lead to the placing of iQ Canada in bankruptcy or subject iQ Canada to any other laws governing the affairs of insolvent persons;

1.15      Real Properties

          1.15.1 iQ Canada holds no real property and is not a party to any agreements, options, contracts or commitments to purchase, sell, or otherwise transfer Real Property;

1.16      Leased Premises

          iQ Canada is not party to any lease agreements, options to lease or other lease arrangements for leased premises;

1.17      Intellectual Property

          iQ Canada has no proprietary interests in any intellectual property other than the proprietary interests held or to be held through iQ Germany;

1.18      Leased Equipment

          iQ Canada is not party to any lease agreements, options to lease or other lease arrangements for equipment

1.19      Royalty Payments

          iQ Canada is not obligated to pay any royalty or similar payments to any person, firm or corporation;

1.20      Non-Arm's Length Matters

          iQ Canada is not a party to or bound by any agreement with, is not indebted to, and no amount is owing to iQ Canada by any officers, former officers, directors, former directors, shareholders, former shareholders, employees (except for oral employment agreements with employees) or former employees of iQ Canada or any person not dealing in arm's length with any of the foregoing. Since the Audited Statements Date, iQ Canada has not made any or authorized any payments to any officers, former officers, directors, former directors, shareholders, former shareholders, employees or former employees of iQ Canada or to any person not dealing at arm's length with any of the foregoing, except for management fees, salaries and other employment compensation payable to employees or managers of iQ Canada in the ordinary course of the routine daily affairs of its business and at the regular rates payable to them;

1.21      Tax Filings, Employee Deductions

          1.21.1 iQ Canada has filed with the appropriate governmental agencies all tax returns and there are no unpaid assessments nor proposed assessments of income taxes pending against iQ Canada and all liability for taxes shown on tax returns filed have been paid or the liability therefor has been provided for in the iQ Canada Financial
          Statements, and all income taxes, employee withholding taxes or deductions, or other taxes for periods subsequent to the period covered by such tax returns have been paid or adequately accrued in the books and records of iQ Canada;

1.21.2 adequate provision has been made for taxes payable by iQ Canada for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by or payment of any tax, governmental charge or deficiency by iQ Canada, and to the knowledge of iQ Canada, there are no contingent tax liabilities or any grounds which would prompt a re-assessment;

1.22      Agreements, Plans, Arrangements, Etc.

          iq canada is not a party to, nor is iq canada or any of the properties and assets of iq canada bound or affected by, any oral or written agreement of any sort, including without limitation:

          a. lease agreements (whether as lessor or lessee) relating to real or personal property except as disclosed to iQ Canada and summarized in the iQ Canada Financial Statements;

          b. license agreements, assignments or other contracts (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, copyrights (or applications therefor), unpatented designs or styles, know-how or technical assistance;

          c. employment or consulting agreements, other than a management agreement with Mayon Management Corp.;

          d.   agreements  for  the  purchase  or  sale  of  goods,   materials,
               supplies, machinery, capital assets or services;

          e.   agreements with any labour union;

          f. agreements with any supplier, distributor, franchisor, dealer, sales agent or representative;

          g. agreements with any manufacturer, supplier or customer with respect to discounts or allowances;

          h.   joint venture or partnership agreements with any other person;

          i. agreements for the borrowing or lending of money or guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;

          j. agreements with any bank, factor, financing company or similar organization regarding the financing of accounts receivable or other extensions or credit;

          k. agreements granting any lien, security interest or mortgage on any property or asset of iQ Canada including, without limitation, any factoring agreement for the assignment of accounts receivable;

          l.   agreements for the  construction  or modification of any building
               or  structure  or  for  the   incurrence  of  any  other  capital
               expenditure;

          m.   advertising agreements of any kind;

          n. agreements which restrict it from doing business anywhere in the world;

          o. agreements, statutes or regulations giving any party the right to re-negotiate or require a reduction in prices or the repayment of any amount previously paid;

          p.   any agreements to defend, indemnify or hold harmless any person;

          q. agreements, pension plans, profit sharing plans, bonus plans, undertakings or arrangements, whether oral, written or implied, with the employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers or directors or others which cannot be terminated on not more than one month's notice; or

          r. agreements to pay severance pay for separation allowances, except for any requirement which may be applicable at law;

1.23      Guarantees and Indemnities

          iQ Canada is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any persons;

1.24      Litigation

          there is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending or threatened against, relating to or affecting iQ Canada or any of the assets, properties or businesses of iQ Canada or the transactions contemplated by this Agreement, nor is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of iQ Canada or the transactions contemplated by this Agreement; none of iQ Canada or any officer, director, partner, agent or employee of iQ Canada have been enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with its business; and there is not in existence at the date hereof any order, judgment or decree of any court or other tribunal or any agency or self-regulatory body to which iQ Canada or the business, properties or assets of iQ Canada are subject or by which they are bound;

1.25      Books and Records

          the minute books of iQ Canada contain complete and accurate records of all meetings and accurately reflect all other corporate action of iQ Canada and the directors (and committees thereof) of iQ Canada as of the date hereof and all material transactions are properly recorded and filed;

1.26      Insurance

          iQ Canada currently maintains no insurance policies;

1.27      Terms of Employment

          iQ Canada is not a party to any collective agreement relating to its business with any labour union or other association of employees; iQ Canada is not aware of any attempt to organize any labour union or other association of employees in connection with its business; no part of its business has been certified as a unit appropriate for collective bargaining; and, additionally, every employee may be dismissed on one month's notice or less, without further liability;

1.28      Employment Information

          iQ Canada has no employees;

1.29      Employment Benefits

          iQ Canada has no accrued employment benefits;

1.30      Subsidiaries and Other Interests

          prior to the closing of the Share Exchange Agreement, iQ Canada has no subsidiaries and does own any securities issued by, or any equity or ownership interest in, any other person. After the closing of the Share Exchange Agreement, iQ Germany shall be a wholly-owned subsidiary of iQ Canada. iQ Canada is not subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any person;

1.31      Material Facts

          this Agreement does not contain any untrue statement by iQ Canada of a material fact nor has iQ Canada omitted to state in this Agreement a material fact necessary in order to make the statements contained herein not misleading;

1.32      Schedule Information

          all information concerning iQ Canada set out in the Schedules to this Agreement is accurate and correct in every material respect;

1.33      No Defaults

          except as otherwise expressly disclosed herein or in any Schedule hereto there has not been any default in any obligation to be performed under any material contract to which iQ Canada is party, each of which is in good standing and in full force and effect, unamended; and

1.34      Finder's Fee

          except in relation to the Finder's Fee, there is no firm, corporation, agency or other person that is entitled to a consultant's or finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement with iQ Canada.